BlackRock Total Return Portfolio

FILE #811-03091

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
12/14/2006	METLIFE INC	1,250,000,000	249,540

Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Merrill, Lynch, Pierce, Fenner & Smith Incorporated; HSBC Securities (USA) Inc.; Banc of America Securities, LLC; Deutsche Bank Securities Inc.; Lehman Brothers Inc.; Morgan Stanley & Co. Incorporated; Wachovia Capital Markets LLC; Guzman & Company; Samuel A. Ramirez & Company, Inc.; Muriel Siebert & Co., Inc.; Toussaint Capital Partners, LLC; The Williams Capital Group, L.P.

6/12/2007	Mellon Capital IV	500,000,000	150,000

Goldman, Sachs & Co.; Morgan Stanley & Co. Incorporated; Barclays Capital Inc; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities Inc; Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; BNY Capital Markets, Inc.

6/18/2007	Progressive Corporation	1,000,000,000	190,000	Goldman, Sachs & Co., J.P. Morgan Securities Inc. , Merrill Lynch, Pierce, Fenner & Smith Incorporated.

8/28/2007	AT&T Inc	2,000,000,000	475,000

Banc of America Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Mitsubishi UFJ Securities International, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Loop Capital Markets, LLC, Samuel A. Ramirez & Co., Inc., UBS Securities LLC.

9/26/2007	Royal Bank of Scotland	1,600,000	325,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Greenwich Capital Markets, Inc.; Goldman, Sachs & Co.; Lehman Brothers Inc.; Banc of America Securities LLC; Wachovia Capital Markets, LLC
12/6/2007	FNMA	280,000,000	34,150

Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc, Deutsche Bank Securities Inc, Morgan Stanley & Co. Incorporated, UBS Securities LLC

12/18/2008	WACHOVIA CORPORATION	80,000,000	25,000

Wachovia Capital Markets, LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC, Banc of America Securities LLC, Barclays Capital Inc., Cabrera Capital Markets, LLC, Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc, ING Financial Markets LLC, KeyBanc Capital Markets, a division of McDonald Investments Inc., Lehman Brothers Inc., NatCity Investments, Inc., RBC Dain Rauscher Inc., Samuel A. Ramirez & Company, Inc., Sandler O'Neill & Partners, L.P., The Williams Capital Group, L.P., Wells Fargo Securities, LLC